Exhibit 21.1

Subsidiaries of Marathon Oil Corporation

	Company Name	Country	Country Region

	Alaska Transportation Service Company	United States	Delaware

*	Alba Associates LLC	Cayman Islands

	Alba Equatorial Guinea Partnership, L.P.	United States	Delaware

*	Alba Plant LLC	Cayman Islands

*	Albian Sands Energy Inc.	Canada	Alberta

*	Alvheim AS	Norway

	Amethyst Calypso Pipeline LLC	United States	Delaware

*	AMPCO Marketing, L.L.C.	United States	Michigan

*	AMPCO Services, L.L.C.	United States	Michigan

	Arctic Sun Shipping Company, Ltd.	United States	Delaware

*	Atlantic Methanol Associates LLC	Cayman Islands

*	Atlantic Methanol Production Company LLC	Cayman Islands

	Baja Holdings B.V.	Netherlands

	Baja Power Holdings B.V.	Netherlands

	Beluga Pipe Line Company	United States	Delaware

	Bonded Oil Company	United States	Delaware

	Brae Gas Marketing Company Limited	United Kingdom	England and Wales

	Catlettsburg Refining, LLC	United States	Delaware

*	Centennial Pipeline LLC	United States	Delaware

	Cervus Investments Sp. z o.o.	Poland

	CIGGS LLC	United States	Delaware

	Continental Divide LLC	United States	Delaware

	E.G. Global LNG Services, Ltd.	United States	Delaware

*	Eagle Sun Company Limited	Liberia

*	Equatorial Guinea LNG Company, S.A.	Equatorial Guinea

*	Equatorial Guinea LNG Holdings Limited	Bahamas

*	Equatorial Guinea LNG Operations, S.A.	Equatorial Guinea

*	Equatorial Guinea LNG Train 1, S.A.	Equatorial Guinea

*	Explorer Pipeline Company	United States	Delaware

	FWA Equipment & Mud Company, Inc.	United States	Delaware

	Glacier Drilling Company	United States	Delaware

	Globex Energy, Inc.	United States	Delaware

*	Gravcap, Inc.	United States	Delaware

*	Green Bay Terminal Corporation	United States	Wisconsin

*	GRT, Inc.	United States

	GTLI LLC	United States	Delaware

*	Guilford County Terminal Company, LLC	United States	North Carolina

*	In-Depth Systems, Inc.	United States	Texas

	Indonesia Kumawa Energy Limited	Cayman Islands

*	Johnston County Terminal, LLC	United States	Delaware

*	Kenai Kachemak Pipeline, LLC	United States	Alaska

*	Kenai LNG Corporation	United States	Delaware

	Kenai Nikiski Pipeline LLC	United States	Delaware

	Limited Liability Company “Marathon Petroleum Ukraine”	Ukraine

*	LOCAP LLC	United States	Delaware

*	LOOP LLC	United States	Delaware

	Mannheim Terminal and Warehousing Service Company	United States	Illinois

	Marathon Alaska Holding LLC	United States	Delaware

	Marathon Alaska Natural Gas Company	United States	Delaware

	Marathon Alaska Production LLC	United States	Delaware

	Marathon Alpha Holdings LLC	United States	Delaware

	Marathon Baja Limited	Cayman Islands

	Marathon Canada Holdings Limited	Canada	Nova Scotia

	Marathon Canada Marketing, Ltd.	United States	Delaware

	Marathon Canada Petroleum ULC	Canada	Nova Scotia

	Marathon Canadian Oil Sands Holding Limited	Canada	Alberta

	Marathon Delta Holdings Limited	Cayman Islands

	Marathon Delta Investment Limited	Cayman Islands

	Marathon Domestic LLC	United States	Delaware

	Marathon Dutch Investment B.V.	Netherlands

	Marathon Dutch Investment Coöperatief U.A.	Netherlands

	Marathon Dutch Investment LLC	United States	Delaware

	Marathon E.G. Alba Limited	Cayman Islands

	Marathon E.G. Holding Limited	Cayman Islands

	Marathon E.G. International Limited	Cayman Islands

	Marathon E.G. LNG Holding Limited	Cayman Islands

	Marathon E.G. LPG Limited	Cayman Islands

	Marathon E.G. Methanol Limited	Cayman Islands

	Marathon E.G. Offshore Limited	Cayman Islands

	Marathon E.G. Petroleum Operations Limited	Cayman Islands

	Marathon E.G. Production Limited	Cayman Islands

	Marathon East Texas Holdings LLC	United States	Delaware

	Marathon Exploration Tunisia, Ltd.	United States	Delaware

	Marathon Financing Trust I	United States	Delaware

	Marathon Financing Trust II	United States	Delaware

	Marathon Gas Gathering Inc.	United States	Delaware

	Marathon Global Services, Ltd.	United States	Delaware

	Marathon Green B.V.	Netherlands

	Marathon GTF Development Limited	Cayman Islands

	Marathon GTF Holdings Limited	Cayman Islands

	Marathon GTF Technology, Ltd.	United States	Delaware

	Marathon Guaranty Corporation	United States	Delaware

	Marathon Indonesia (Bone Bay) Limited	Cayman Islands

	Marathon Indonesia (Kumawa) Limited	Cayman Islands

	Marathon Indonesia Exploration Limited	Cayman Islands

	Marathon Indonesia Holding Limited	Cayman Islands

	Marathon Indonesia New Ventures Limited	Cayman Islands

	Marathon International Oil Company	United States	Delaware

Marathon International Petroleum (G.B.) Limited	United Kingdom	England and Wales

Marathon International Petroleum Angola Block 31 Limited	Cayman Islands

Marathon International Petroleum Angola Block 32 Limited	Cayman Islands

Marathon International Petroleum Asia Pacific Limited	Cayman Islands

Marathon International Petroleum Blanco Limited	Cayman Islands

Marathon International Petroleum Canada, Ltd.	United States	Delaware

Marathon International Petroleum Holdings LLC	United States	Delaware

Marathon International Petroleum Indonesia Limited	Cayman Islands

Marathon International Petroleum Libya Limited	Cayman Islands

Marathon International Petroleum Mercury Limited	Cayman Islands

Marathon International Petroleum Morado Limited	Cayman Islands

Marathon International Petroleum Supply Company (G.B.) Limited	United Kingdom	England and Wales

Marathon International Petroleum Turquesa Limited	Cayman Islands

Marathon International Petroleum Ukraine Holding Limited	Cayman Islands

Marathon International Petroleum Ventures Limited	Cayman Islands

Marathon International Petroleum, Ltd.	United States	Delaware

Marathon International Services Limited	Cayman Islands

Marathon LNG Marketing LLC	United States	Delaware

Marathon Methanol Holding LLC	United States	Delaware

Marathon Nigeria Holding	Cayman Islands

Marathon Nigerian Ventures LLC	United States	Delaware

Marathon Offshore Alpha Limited	Cayman Islands

Marathon Offshore Beta Limited	Cayman Islands

Marathon Offshore Delta Limited	Cayman Islands

Marathon Offshore Epsilon Limited	Cayman Islands

Marathon Offshore Gamma Limited	Cayman Islands

Marathon Offshore GTF Limited	Cayman Islands

Marathon Offshore Holding Limited	Cayman Islands

Marathon Offshore Libya Service Company, Ltd.	United States	Delaware

Marathon Offshore Pipeline LLC	United States	Delaware

Marathon Oil (East Texas) L.P.	United States	Texas

Marathon Oil (West Texas) L.P.	United States	Texas

Marathon Oil Canada Corporation	Canada	Alberta

Marathon Oil Company	United States	Ohio

Marathon Oil Company Foundation	United States	Texas

Marathon Oil Corporation	United States	Delaware

Marathon Oil Decommissioning Services, Ltd.	United States	Delaware

Marathon Oil Downstream, Ltd.	United States	Delaware

Marathon Oil Exploration (U.K.) Limited	United Kingdom	England and Wales

Marathon Oil Holdings (Barbados) Inc.	Barbados

Marathon Oil Libya Limited	Cayman Islands

Marathon Oil North Sea (G.B.) Limited	United Kingdom	England and Wales

Marathon Oil Poland - Area A Sp. z o.o.	Poland

Marathon Oil Poland - Area B Sp. z o.o.	Poland

Marathon Oil Poland - Area C Sp. z o.o.	Poland

Marathon Oil Poland - Area D Sp. z o.o.	Poland

Marathon Oil Poland - Area E Sp. z o.o.	Poland

Marathon Oil Poland - Area F Sp. z o.o.	Poland

Marathon Oil Poland - Area G Sp. z o.o.	Poland

Marathon Oil Sands (U.S.A.) Inc.	United States	Delaware

Marathon Oil U.K., Ltd.	United States	Delaware

Marathon Petroleum (Syria) B.V.	Netherlands

Marathon Petroleum (Syria) Ltd	Switzerland

Marathon Petroleum Amethyst Limited	Cayman Islands

Marathon Petroleum Angola Block 31 Limited	Cayman Islands

Marathon Petroleum Angola Block 32 Limited	Cayman Islands

Marathon Petroleum Cap Bon, Ltd.	United States	Delaware

Marathon Petroleum Company	United States	Delaware

Marathon Petroleum Company (Norway) LLC	United States	Delaware

Marathon Petroleum Company Canada, Ltd.	Canada	Alberta

Marathon Petroleum Company LLC	United States	Delaware

Marathon Petroleum Dutch Holdings B.V.	Netherlands

Marathon Petroleum Dutch Holdings Coöperatief U.A.	Netherlands

Marathon Petroleum Dutch Investment C.V.	Netherlands

Marathon Petroleum Eastern, Ltd.	United States	Delaware

Marathon Petroleum Gabon LDC	Cayman Islands

Marathon Petroleum Gabon, Ltd.	United States	Delaware

Marathon Petroleum Garnet Limited	Cayman Islands

Marathon Petroleum Hibernia, Ltd.	United States	Delaware

Marathon Petroleum Holdings LLC	United States	Delaware

Marathon Petroleum Investment LLC	United States	Delaware

Marathon Petroleum Ireland, Ltd.	United States	Delaware

Marathon Petroleum Jenein Limited	Cayman Islands

Marathon Petroleum Jupiter Limited	Cayman Islands

Marathon Petroleum Lapis Limited	Cayman Islands

Marathon Petroleum Nigeria Limited	Nigeria

Marathon Petroleum Norge AS	Norway

Marathon Petroleum North Sea (G.B.) Limited	United Kingdom	England and Wales

Marathon Petroleum Preferred Funding, Ltd.	United States	Delaware

Marathon Petroleum Production Finance, Ltd.	United States	Delaware

Marathon Petroleum Qatar Limited	Cayman Islands

Marathon Petroleum Salmagundi, Ltd.	United States	Delaware

Marathon Petroleum Supply Company (U.S.) Limited	United Kingdom	England and Wales

Marathon Petroleum Supply LLC	United States	Delaware

Marathon Petroleum Swiss Holdings LLC	Switzerland

Marathon Petroleum Timor Gap East, Ltd.	United States	Delaware

Marathon Petroleum Timor Gap West, Ltd.	United States	Delaware

Marathon Petroleum Trading Canada LLC	United States	Delaware

Marathon Petroleum U.K., Ltd.	United States	Delaware

Marathon Petroleum Venus Limited	Cayman Islands

Marathon Petroleum West of Shetlands Limited	United Kingdom	England and Wales

Marathon Pipe Line Company	United States	Nevada

	Marathon Pipe Line LLC	United States	Delaware

	Marathon Portfolio International Limited	Cayman Islands

	Marathon Power Company, Ltd.	United States	Delaware

	Marathon PrePaid Card LLC	United States	Ohio

	Marathon Renewable Fuels Corp.	United States	Delaware

	Marathon Renewable Fuels LLC	United States	Delaware

	Marathon Service (G.B.) Limited	United Kingdom	England and Wales

	Marathon Service Company	United States	Delaware

	Marathon US Holdings Inc.	United States	Delaware

	Marathon West Texas Holdings LLC	United States	Delaware

	Marathon Western Saudi Arabia Limited	Cayman Islands

*	Mascoma Corporation	United States	Delaware

	Mid-Valley Supply LLC	United States	Delaware

	Miltiades Limited	United Kingdom	England and Wales

*	Minnesota Pipe Line Company, LLC	United States	Delaware

	MOC Portfolio Delaware, Inc.	United States	Delaware

	MP Ukraine Holding Limited	Cyprus

	MPC Holdings Inc.	United States	Delaware

	MPC Investment LLC	United States	Delaware

	MPL Investment LLC	United States	Delaware

*	MPL Investments, Inc.	United States	Delaware

*	Muskegon Pipeline LLC	United States	Delaware

	Navatex Gathering LLC	United States	Delaware

	NEC Ethanol LLC	United States	Delaware

	Niles Properties LLC	United States	Delaware

*	Odyssey Pipeline L.L.C.	United States	Delaware

	Ohio River Pipe Line LLC	United States	Delaware

*	Oil Casualty Insurance, Ltd.	Bermuda

*	Oil Insurance Limited	Bermuda

	Old Main Assurance Ltd.	Bermuda

	Omni Logistics LLC	United States	Delaware

*	Palmyra Petroleum Company	Syrian Arab Republic

	Pan Ocean Energy Company	United States	Delaware

	Pennaco Energy, Inc.	United States	Delaware

	Pheidippides Finance B.V.	Netherlands

	Polar Eagle Shipping Company, Ltd.	United States	Delaware

*	Port Everglades Environmental Corp.	United States	Florida

*	Poseidon Oil Pipeline Company, L.L.C.	United States	Delaware

	Red Butte Pipe Line Company	United States	Delaware

*	Resource Environmental, L.L.C.	United States	Delaware

	Speedway Beverage LLC	United States	Delaware

	Speedway Petroleum Corporation	United States	Delaware

	Speedway Prepaid Card LLC	United States	Ohio

	Speedway SuperAmerica LLC	United States	Delaware

	Speedway.com LLC	United States	Delaware

	Starvin Marvin, Inc.	United States	Delaware

	SuperAmerica Beverage LLC	United States	Delaware

	SuperAmerica Franchising LLC	United States	Delaware

	SuperMom’s LLC	United States	Delaware

	Tarragon Resources (U.S.A.) Inc.	United States	Delaware

	Texas Oil & Gas Corp.	United States	Delaware

*	The Andersons Clymers Ethanol LLC	United States	Ohio

*	The Andersons Marathon Ethanol LLC	United States	Delaware

	Western Bluewater Resources (Trinidad) Limited	Trinidad and Tobago

*	WIP, LLC	United States	Indiana

*	Wolverine Pipe Line Company	United States	Delaware

	Yorktown Assurance Corporation	United States	Vermont

*	Indicates a company that is not wholly owned directly or indirectly by Marathon Oil Corporation